UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2025

Rapport Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42121	88-0724208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 High Street
Suite 2100
Boston, Massachusetts		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 321-8020

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RAPP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 9, 2025, Rapport Therapeutics, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, Jefferies LLC, TD Securities (USA) LLC and Stifel, Nicolaus & Company, Incorporated (collectively, the “Underwriters”), related to an underwritten public offering (the “Offering”) of 9,615,385 shares (the “Firm Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a public offering price of $26.00 per share. In addition, the Company has granted the Underwriters an option, exercisable in whole or in part at any time for a period of 30 days from the date of the Underwriting Agreement, to purchase, at the public offering price, less the underwriting discounts and commissions, up to an additional 1,442,307 shares of Common Stock (such shares, together with the Firm Shares, the “Shares”).

The Company estimates that the net proceeds from the Offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company, will be approximately $234.7 million, excluding any proceeds from exercise of the underwriters’ option to purchase additional shares. The Company intends to use the net proceeds from the Offering, together with its existing cash, cash equivalents and short-term investments, to primarily fund its ongoing and planned clinical trials advancing RAP-219, other research and development, and for working capital and general corporate purposes. The Offering is expected to close on or about September 11, 2025, subject to the satisfaction of customary closing conditions. All of the Shares in the Offering are being sold by the Company.

The Company made certain customary representations, warranties and covenants concerning the Company and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-288444), filed with the Securities and Exchange Commission (the “SEC”) on July 1, 2025 and declared effective by the SEC on July 9, 2025, including the base prospectus therein, as supplemented by a final prospectus supplement, dated September 9, 2025 and filed with the SEC on September 10, 2025. This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any of the shares of Common Stock.

The foregoing description of certain terms of the Underwriting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

A copy of the legal opinion of Goodwin Procter LLP, relating to the legality of the issuance and sale of shares of Common Stock in the Offering, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements contained in this Current Report on Form 8-K, such as those related to the anticipated closing of the Offering and use of proceeds, are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this Current Report on Form 8-K, including, without limitation, uncertainties related to market conditions and the satisfaction of customary closing conditions related to the Offering. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, as well as any subsequent filings with the SEC. Any forward-looking statements represent Rapport’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Rapport expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law, and claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 9, 2025, by and between Rapport Therapeutics, Inc. and Goldman Sachs & Co. LLC, Jefferies LLC, TD Securities (USA) LLC and Stifel, Nicolaus & Company, Incorporated.

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rapport Therapeutics, Inc.

Date: September 10, 2025	By:	/s/ Troy Ignelzi
Troy Ignelzi
Chief Financial Officer